Exhibit 10.4

AMENDMENT NO. 3 TO

STOCKHOLDERS’ AGREEMENT

OF AUGUST 27, 1996

THIS AMENDMENT NO. 3 TO STOCKHOLDERS’ AGREEMENT OF AUGUST 27, 1996 (this “Amendment No. 3”) is made and entered into as of the 1st day of October, 2002, between (i) STANLEY ASSOCIATES, INC., a District of Columbia corporation (“Stanley”), (ii) STANLEY, INC., a Delaware corporation (“Holding”) and (iii) the undersigned Stockholder of Stanley.

WHEREAS, the undersigned Stockholder and each other Stockholder of Stanley (other than employee pension benefit plans maintained by the Stanley) are parties to the Stockholders’ Agreement of August 27, 1996 of Stanley, as amended by Amendment No.1 to Stanley Associates, Inc. Stockholders’ Agreement, dated August 31, 2000, as further amended by Amendment No.2 to Stanley Associates, Inc. Stockholders’ Agreement, dated September 30, 2001 (the “Stockholders’ Agreement”);

WHEREAS, Stantran, Inc., a District of Columbia corporation and a wholly-owned subsidiary of Holdings (“Stantran”), Stanley and Holding have entered into that certain Agreement and Plan of Merger, dated August 7, 2002, pursuant to which Stantran is to be merged with and into Stanley (the “Merger”);

WHEREAS, at the effective time of the Merger (the “Effective Time”), each share of outstanding common stock of Stanley will be converted into the right to receive a share of Holding common stock and the holders of common stock of Stanley will automatically become holders of Holding common stock;

WHEREAS, Stanley and the undersigned Stockholder desire to amend the Stockholders’ Agreement, effective as of the Effective Time, to reflect the conversion of shares of common stock of Stanley into shares of Holding common stock;

WHEREAS, the Board of Directors of Stanley has approved certain amendments to the Stockholders’ Agreement necessary to reflect such conversion of shares issued pursuant to the Stockholders’ Agreement; and

WHEREAS, such amendments are required to be in writing and signed by all of the parties to the Stockholders’ Agreement.

NOW THEREFORE, in consideration of the mutual covenants, agreements and promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

(i)        Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Stockholders’ Agreement.

2.         Amendments to Stockholders’ Agreement.  Effective at the Effective Time, the Stockholders’ Agreement is hereby amended as follows:

a.         Any and all references in the Stockholders’ Agreement to “Stanley Associates, Inc.” and the “Corporation” shall be deemed to be references to “Stanley, Inc.”

b.         The first recital of the Stockholders’ Agreement is amended so as to read in its entirety as follows:

WHEREAS, the Corporation has authorized capital stock consisting of one million (1,000,000) shares of common stock, with a par value of one cent ($0.01) per share (the “Stock”) and 500,000 shares of preferred stock with a par value of one cent ($0.01) per share.

c.         Section 1.A of the Stockholders’ Agreement is amended so as to read in its entirety as follows:

A.                “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Corporation dated July 31, 2002, and any amendments or restatements thereof.

d.         Section 21.E of the Stockholders’ Agreement is amended so as to read in its entirety as follows:

E. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its otherwise applicable conflict of laws principles.

e.         Any and all references in the Stockholders’ Agreement to “Stanley Associates, Inc.” shall be deemed to be references to “Stanley, Inc.”

3.         Effect of Amendment No.3.  Upon execution by the undersigned Stockholder, the foregoing amendments will be effective as of the Effective Time.  Upon effectiveness of the foregoing amendments, each reference in the Stockholders’ Agreement to the “Agreement,” or “hereunder” or words of like import shall mean and be a reference to the Stockholders’ Agreement, as amended by the foregoing amendments.  Except as otherwise expressly provided herein, all of the terms, conditions and provisions of the Stockholders’ Agreement shall remain the same.  It is acknowledged and agreed by the Stanley, Holding and the undersigned Stockholder that on and after the Effective Time the Stockholders’ Agreement, as amended hereby, shall continue in force and effect, and that the Stockholders’ Agreement and this document shall be read and construed as one instrument.

4.         Miscellaneous

A.    The use of either gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural and vice versa, wherever appropriate.

B.    The Stockholders’ Agreement as amended by this Amendment No.3, sets forth all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties hereto with respect to the shares of Stock held thereunder, and there are no promises, other than as set forth therein and herein.  Any and all prior agreements with respect to such shares of Stock are hereby revoked.  The Stockholders’ Agreement, as amended hereby, is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to such shares of Stock.

C.    This Amendment No.3 shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its otherwise applicable conflict of laws principles.

D.    The headings and other captions in this Amendment No.3 are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Amendment No.3.

E.     This Amendment No.3 is intended to be executed in counterparts, each of which is deemed to be an original, and all of which, taken together, constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No.3 as of the day and year first hereinabove written.

WITNESS:	CORPORATION:

ATTEST:	STANLEY ASSOCIATES, INC.,
a District of Columbia corporation

/s/ William E. Karlson	By:	/s/ Philip O. Nolan
Secretary		Name: Philip O. Nolan
Title: President

WITNESS:	CORPORATION:

ATTEST:	STANLEY, INC.,
a Delaware corporation

/s/ William E. Karlson	By:	/s/ Philip O. Nolan
William E. Karlson, Secretary		Name: Philip O. Nolan
Title: President

WITNESS:	STOCKHOLDER:

Date:	Printed Name: